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Exhibit (e)


                             DISTRIBUTION AGREEMENT

         This Agreement is made as of May 1, 1995, between Neuberger Berman Advisers Management Trust, a Delaware business trust ("Trust"), and Neuberger Berman Management Inc., a New York corporation (the "Distributor"), as amended and restated on January 1, 1999.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, diversified management investment company and has established several separate series of shares ("Portfolios"), with each Portfolio having its own assets and investment policies;

         WHEREAS, the Portfolios propose to issue and sell their shares of beneficial interest (the "Shares") to separate accounts of life insurance companies ("Life Companies") and to qualified pension and retirement plans ("Qualified Plans"); and

         WHEREAS, the Trust desires to retain the Distributor to furnish distribution services to each Portfolio listed in Schedule A attached hereto, and to such other Portfolios of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter "Portfolio" shall refer to each Portfolio which is subject to this Agreement and all agreements and actions described herein to be made or taken by a Portfolio shall be made or taken by the Trust on behalf of the Portfolio), and the Distributor is willing to furnish such services,

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

              1. The Trust hereby appoints the Distributor as agent to sell the Shares to separate accounts of Life Companies and to the Qualified Plans as may be permitted by law, and the Distributor hereby accepts such appointment. All sales by the Distributor shall be expressly subject to acceptance by the Trust, acting on behalf of the Portfolio.

              2. (a) The Distributor agrees that (i) all Shares sold by the Distributor shall be sold at the net asset value ("NAV") thereof as described in
Section 3 hereof, and (ii) the Portfolio shall receive 100% of such NAV.

                 (b) The Shares will be sold in accordance with sales agreements between the Trust and the Life Companies and, where applicable, the Trust and the Qualified Plans.

                 (c) The Distributor can use any of the officers and employees of Neuberger Berman, LLC to provide any of the services or reports required under this agreement.

              3. The Trust agrees to supply to the Distributor, promptly after the time or times at which NAV is determined, on each day on which the New York Stock Exchange is open for business and on such other days as the Board of Trustees of the Trust ("Trustees") may from time to time determine (each such day being hereinafter called a "business day"), a statement of

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the NAV of each Portfolio having been determined in the manner set forth in the then-current Prospectus and Statement of Additional Information ("SAI") of each Portfolio. Each determination of NAV shall take effect as of such time or times on each business day as set forth in the then-current Prospectus of each Portfolio and shall prevail until the time as of which the next determination is made.

              4. Upon receipt by the Trust at its principal place of business of a written order from the Distributor, together with delivery instructions, the Trust shall, if it elects to accept such order, as promptly as practicable, cause the Shares purchased by such order to be delivered in such amounts and in such names as the Distributor shall specify, against payment therefor in such manner as may be acceptable to the Trust. The Trust may, in its discretion, refuse to accept any order for the purchase of Shares that the Distributor may tender to it.

              5. (a) All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Trust. The Trust authorizes the Distributor, in connection with the sale or arranging for the sale of Shares of any Portfolio, to provide only such information and to make only such statements or representations as are contained in the Portfolio's then-current Prospectus and SAI or in such financial and other statements furnished to the Distributor pursuant to the next paragraph or as may properly be included in sales literature or advertisements in accordance with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and applicable rules of self-regulatory organizations. Neither the Trust nor any Portfolio shall be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence.

                 (b) Each Portfolio shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all of its financial statements and a signed copy of each report prepared for it by its independent auditors, and shall cooperate fully in the efforts of the Distributor to negotiate and sell Shares of such Portfolio and in the Distributor's performance of all its duties under this Agreement.

              6. The Distributor, as agent of each Portfolio and for the account and risk of each Portfolio, is authorized, subject to the direction of the Trust, to redeem outstanding Shares of such Portfolio when properly tendered by shareholders pursuant to the redemption right granted to such Portfolio's shareholders by the Trust Instrument of the Trust, as from time to time in effect, at a redemption price equal to the NAV per Share of such Portfolio next determined after proper tender and acceptance. The Trust has delivered to the Distributor a copy of the Trust's Trust Instrument as currently in effect and agrees to deliver to the Distributor any amendments thereto promptly upon filing thereof with the Office of the Secretary of State of the State of Delaware.

              7. Each Portfolio shall assume and pay for the following expenses of such Portfolio: (i) costs of preparing, printing and distributing reports, prospectuses and SAIs used by such Portfolio in connection with the sale or offering of its Shares and all advertising and sales literature relating to such Portfolio printed at the instruction of the Distributor; and (ii) counsel fees and expenses in connection with the foregoing.

              8. The Distributor shall pay all of its own costs and expenses connected with the sale of Shares.

              9. Each Portfolio shall maintain a currently effective Registration Statement on Form N-1A with respect to such Portfolio and shall file with the Securities and Exchange Commission (the "SEC") such reports and other documents as may be required under the 1933 Act and the 1940 Act, or the rules and regulations of the SEC thereunder.

              Each Portfolio represents and warrants that the Registration Statement, post-effective amendments, Prospectus and SAI (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) of such Portfolio shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor, pursuant to Section 5(b) hereof, shall be true and correct in all material respects.

              10. (a) This Agreement shall become effective with respect to a Portfolio on the date indicated in Schedule A and, unless sooner terminated as herein provided, this Agreement shall remain in effect to the date two years after execution, unless renewed as hereinafter provided prior to that date, and may be continued from year to year thereafter; provided, that such continuance shall be specifically approved each year by the Trustees or by a majority of the outstanding voting securities of the Portfolio, and in either case, also by a majority of the Trustees who are not interested persons of the Trust or the Distributor ("Disinterested Trustees"). This Agreement may be amended as to any Portfolio with the approval of the Trustees or of a majority of the outstanding voting securities of such Portfolio; provided, that in either case, such amendment also shall be approved by a majority of the Disinterested Trustees.

                  (b) Either party may terminate this Agreement without the payment of any penalty, upon not more than sixty days' nor less than thirty days' written notice delivered personally or mailed by registered mail, postage prepaid, to the other party; provided, that in the case of termination by any Portfolio, such action shall have been authorized (i) by resolution of the Trustees, or (ii) by vote of a majority of the outstanding voting securities of such Portfolio, or (iii) by written consent of a majority of the Disinterested Trustees.

                  (c) This Agreement shall automatically terminate if it is assigned by the Distributor.

                  (d) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities", as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Trust and the Distributor may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this Section 9(d). Any such interpretation or clarification shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulation, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

                  No term or provision of this Agreement shall be construed to require the Distributor to provide distribution services to any series of the Trust other than the Portfolios listed in Schedule A, or to require any Portfolio to pay any compensation or expenses that are properly allocable, in a manner approved by the Trustees, to a series of the Trust other than such Portfolio.

                  (e) This Agreement is made and to be principally performed in the State of New York, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

                  (f) This Agreement is made by the Trust solely with respect to the Portfolio, and the obligations created hereby are not binding on any other Portfolio of the Trust, but bind only assets belonging to the Portfolio.

              11. The Distributor shall look only to the assets of a Portfolio for the performance of this Agreement by the Trust on behalf of such Portfolio, and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

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


                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their respective seals.

Attest:                                         NEUBERGER BERMAN
                                                ADVISERS MANAGEMENT TRUST



------------------------------                  --------------------------------
Secretary                                       By:
                                                Title:


Attest:                                         NEUBERGER BERMAN
                                                MANAGEMENT INC.



--------------------------------                --------------------------------
Secretary                                       By:
                                                Title:

                  NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A




SERIES                                             DATE ADDED TO AGREEMENT

Liquid Asset Portfolio                                 May 1, 1995
Limited Maturity Bond Portfolio                        May 1, 1995
Balanced Portfolio                                     May 1, 1995
Partners Portfolio                                     May 1, 1995
Growth Portfolio                                       May 1, 1995
International Portfolio                                May 1, 1995
Guardian Portfolio                                     October 15, 1997
Mid-Cap Growth Portfolio                               October 15, 1997
Socially Responsive Portfolio                          August 19, 1998
Regency Portfolio                                      May 1, 2001



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


                                DISTRIBUTION PLAN
                  OF NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST


         1. This Distribution Plan (the Plan), when effective in accordance with its terms, shall be the written plan contemplated by Rule 12b-1 under the Investment Company Act of 1940 (the Act) of the series of shares of Neuberger Berman Advisers Management Trust ("Trust") listed in Schedule A hereto (each, a "Portfolio").

         2. It is understood that shares of the Trust are offered to life insurance companies for allocation to certain of their variable separate accounts established for the purpose of funding variable annuity contracts and variable life insurance policies and are also offered directly to qualified pension and retirement plans ("Qualified Plans") outside of the separate account context.

         3. The Trust has entered into a Distribution Agreement with respect to each Portfolio with Neuberger Berman Management Inc. ("NB Management"), under which NB Management uses all reasonable efforts, consistent with its other business, to secure purchasers for each Portfolio's shares. Under the agreement, NB Management pays the expenses of printing and distributing any prospectuses, reports and other literature used by NB Management, advertising, and other promotional activities, all in connection with the offering of shares of each Portfolio for sale. It is understood that NB Management may reimburse itself for these expenses from any source available to it, including administration fees paid to it by a Portfolio.

         4. No Portfolio will make separate payments as a result of this Plan to NB Management, Neuberger Berman, L.L.C., or any other party, it being recognized that each Portfolio presently pays, and will continue to pay, an administration fee to NB Management. To the extent that any payments made by a Portfolio to NB Management, including payment of administration fees, should be deemed to be indirect financing of any activity primarily intended to result in the sale of shares of the Portfolio within the context of Rule 12b-1 under the Act, then such payments shall be deemed to be authorized by this Plan.

         5. This Plan shall become effective with respect to a Portfolio upon commencement of operations of that Portfolio as a "feeder fund" in a master/feeder fund structure, but only if the Plan has first been approved by a vote of at least a "majority of the outstanding voting securities" of that Portfolio (as defined in the Act), the plan having been approved by a vote of a majority of the Trustees of the Trust, including a majority of Trustees who are not "interested persons" of the Trust or the Portfolio (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Plan.

          6. This Plan shall, unless terminated as hereinafter provided, remain in effect from the date specified above until May 1, 1996, and from year to year thereafter, provided, however, that such continuance is subject to approval annually by a vote of a majority of the Trustees of the Trust, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan. This Plan may be amended at any time by the Board of Trustees, provided that (a) any amendment to authorize direct payments by a Portfolio to finance any activity primarily intended to result in the sale of shares of that Portfolio, or to increase materially the amount spent by a Portfolio for distribution, shall be effective only upon approval by a vote of a majority of the outstanding voting securities of the Portfolio, and (b) any material amendments of this Plan shall be effective only upon approval in the manner provided in the first sentence in this paragraph.

              7. This Plan may be terminated at any time with respect to a Portfolio, without the payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio.

              8. During the existence of this Plan, each Portfolio shall require NB Management to provide the Trust, for review by the Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amount expended in connection with financing any activities primarily intended to result in the sale of shares of the Portfolio (making estimates of such costs where necessary or desirable) and the purposes for which such expenditures were made.

              9. This Plan does not require NB Management to perform any specific type or level of distribution activities or to incur any specific level of expenses for activities primarily intended to result in the sale of shares of any Portfolio.

              10. Consistent with the limitations of liability as set forth in the Trust's Trust Instrument, any obligations assumed by a Portfolio pursuant to this Plan and any agreements related to this Plan shall be limited in all cases to that Portfolio and its assets, and shall not constitute obligations of any other series of shares of the Trust, of the shareholders, or of the Trustees.

              11. So long as the Plan is in effect, the selection and nomination of those Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the non-interested Trustees then in office.

              12. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

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

                                DISTRIBUTION PLAN
                  OF NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST


                                   SCHEDULE A


PORTFOLIOS                                        DATE MADE A PARTY TO THE PLAN
----------                                        -----------------------------


Balanced Portfolio                                        May 1, 1995
Growth Portfolio                                          May 1, 1995
Liquid Asset Portfolio                                    May 1, 1995
Limited Maturity Bond Portfolio                           May 1, 1995
Partners Portfolio                                        May 1, 1995
International Portfolio                                   May 1, 1995
Guardian Portfolio                                        October 15, 1997
Mid-Cap Growth Portfolio                                  October 15, 1997
Socially Responsive Portfolio                             August 19, 1998
Regency Portfolio                                         May 1, 2001



DATED:                    May 1, 2001


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